Forward Looking Statements CAUTIONARY NOTES ON FORWARD LOOKING STATEMENTS All non-historical statements in this presentation constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements are typically identified by words such as "believe," "expect," "anticipate," "intend," "target," "estimate," "continue," "positions," "prospects" or "potential," by future conditional verbs such as "will," "would," "should," "could" or "may", or by variations of such words or by similar expressions. Such forward-looking statements include, but are not limited to, statements about the expected closing of the transaction with Boa Technology Inc. (“Boa”), expected accretion and financial impact of the transaction and anticipated future performance. These forward-looking statements are subject to numerous assumptions, risks and uncertainties which change over time. Forward-looking statements speak only as of the date they are made. Except to the extent required by applicable law or regulation, CODI assumes no duty to update forward-looking statements. All forward-looking statements are based on our management’s beliefs, assumptions and expectations of our future economic performance, taking into account the information currently available to it. These statements are not statements of historical fact. Forward-looking statements are subject to a number of factors, risks and uncertainties, some of which are not currently known to us, that may cause our actual results, performance or financial condition to be materially different from the expectations of future results, performance or financial position. In addition to factors previously disclosed in CODI’s reports filed with the SEC, the following factors, among others, could cause actual results to differ materially from forward-looking statements: ability to obtain necessary approvals and meet other closing conditions to the acquisition on the expected terms and schedule; delay in closing the acquisition; difficulties and delays in integrating Boa’s business or fully realizing cost savings and other benefits; business disruption following the proposed transaction; changes in the economy, financial markets and political environment; risks associated with possible disruption in CODI’s operations or the economy generally due to terrorism, natural disasters, social, civil and political unrest or the COVID-19 pandemic; future changes in laws or regulations (including the interpretation of these laws and regulations by regulatory authorities); general considerations associated with the COVID-19 pandemic and its impact on the markets in which we operate; and other considerations that may be disclosed from time to time in CODI’s publicly disseminated documents and filings. Further information regarding CODI and factors which could affect the forward-looking statements contained herein can be found in CODI’s annual reports on Form 10-K, quarterly reports on Form 10-Q and current reports on Form 8-K. In reliance on the unreasonable efforts exception provided under Regulation G, we have not reconciled 2021 CAD accretion to comparable GAAP measures because we do not provide guidance on the applicable reconciling items as a result of the uncertainty regarding, and the potential variability of, these items. For the same reasons, we are unable to address the probable significance of the unavailable information, which could be material to future results. 2

Link to watch video here 3

Inventor and Market Share Leader of Dial-Based Fit Systems BOA Fit System 400 Founded in 2001 Global end market Broad intellectual Large addressable to improve snowboarding sales (majority of property position market Strategic Brand Partners experience and quickly sales outside the US) Globally expanded into new categories Currently sold in… Mountain Athletic Professional (snowboarding, cycling, hiking/trail, (golf, court, running/training) (workwear, tactical, medical) and outdoor) 4

BOA

Strategic Rationale

LARGE ADDRESSABLE MARKET OPPORTUNITY

+700mm

pairs of footwear sold globally in price lanes and categories where the company's products enhance value


3%

of TAM — ~16–17mm pairs of current sales of systems

PROPRIETARY BOA® FIT SYSTEM ENHANCES PERFORMANCE AND CONVENIENCE

- Recently launched Performance Fit Lab to measure improvement gains using BOA system on
  - Agility and Speed
  - Power and Precision
  - Endurance and Health
- BOA wrap system improves connectivity to the midsole and heel, while allowing for a roomier toe box which improves proprioception
- Initial testing shows improved performance that is statistically significant
- White papers currently being peer reviewed
- ~160 issued patents and 85 pending

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COMPASS DIVERSIFIED

BOA’s Exceptional Financial Profile >$100mm of revenue; ~$30mm of EBITDA ~30% EBITDA margins, low CapEx (roughly 4% of sales) Negative working capital ~18% 2017–2019 revenue CAGR 2020 financial performance negatively impacted due to COVID, however, tracking to be roughly flat in 2020 to 2019 6

Terms of the Transaction $454mm purchase price Expected close on or before October 31, 2020 Management and sellers rolling over ~$62mm; will become ~18% equity owners CGM will reduce its management fee on BOA assets by 50% or ~$5.7mm through the end of 2021 in order to support cash flow while COVID impacts still present Estimated ~$10mm CAD accretive in 2021 7

Financed with Cash on Hand, Revolver Borrowings ~$ 1 100mm of cash at CODI Expected to draw on revolver; leaving ~$ 300mm availability of ~$300mm (does not include upsize option of $250mm) $ 2 276mm LTM June 2020 pro forma adjusted EBITDA ~ Total leverage3, pro forma for transaction total 3.3x outstanding indebtedness of $900mm 1 As of 8/31/2020, does not include cash held at subsidiaries 8 2 Pro forma to include ~$10mm of Marucci adjusted EBITDA and ~$30mm of BOA adjusted EBITDA prior to our ownership 3 Per credit agreement calculation

Negotiated Transaction In Lieu of Broad Auction Process Met with management pre-COVID Contacted BOA’s advisors after economy reopened to pursue negotiated transaction CODI’s permanent capital model provided competitive advantage and ‘certainty to close’ Awarded exclusivity to pursue acquisition in early September Despite COVID, performed full due diligence process without compromise 9

Transforming CODI’s Portfolio THE COMPOSITION OF CODI’S AS A RESULT OF THESE STRATEGIC ON A PRO FORMA BASIS, PORTFOLIO HAS CHANGED MOVES, THE CODI PORTFOLIO HAS: INCREASED BRANDED CONSUMER SIGNIFICANTLY OVER THE PAST • Achieved a faster core growth rate EBITDA CONCENTRATION TO OVER TWO YEARS HALF THE PORTFOLIO • Added two highly aspirational, rapidly • Capitalized on market conditions in 2019 growing consumer businesses • Branded consumer EBITDA growing to divest two companies at strong despite COVID — pro forma to include BOA valuations • Achieved a multiple arbitrage, netting and Marucci H1’ 20: growth of ~7% year- roughly $100mm in added capital while over-year • Leveraged current market dislocation to retaining essentially the same cash flow acquire two best-in-class consumer to holdings businesses in 2020 10

CODI Capital Allocation Clean Earth Manitoba Harvest Total BOA Marucci BOA + Marucci (LTM 6/30/19) (FY 2018) Divested (estimated FY 2019) (estimated FY 2019) (estimated FY 2019) EBITDA $42 $5 $47 $30 $14 $44 CapEx $11 $0 $11 $4 $1 $5 Cash Taxes $1 $0 $1 $5 $0 $5 Cash Flow to $30 $5 $35 $21 $13 $34 CODI1 Net sale/acq. $508 $203 $711 $400 $189 $589 proceeds 1 Cash flow before CODI level expenses such as management fees, interest expense and corporate expense 11

Thank you! 12